Exhibit 10.1

2023 EQUITY INCENTIVE PLAN AMENDMENT

AMENDMENT

TO THE AYTU BIOPHARMA, INC. 2023 EQUITY INCENTIVE PLAN

Effective as of May 21, 2025

WHEREAS, the Board of Directors (the “Board”) of Aytu BioPharma, Inc. (the “Company”) heretofore established the Aytu BioPharma, Inc. 2023 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to increase the number of shares available for issuance thereunder; and

WHEREAS, the Board has the right to amend the Plan with respect to certain matters; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1.	Subject to approval of the Company’s stockholders, the Plan is hereby amended, so that Section 4(a)(i) reads in its entirety as follows:

(i)	500,000 Shares, plus

2.	Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment To The Aytu BioPharma, Inc. 2023 Equity Incentive Plan to be executed by a duly authorized officer on May 21, 2025.

AYTU BIOPHARMA, INC.

By:	/s/ Joshua R. Disbrow
Name: Joshua R. Disbrow Title: Chief Executive Officer